UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2008

NEWPARK RESOURCES, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-02960	72-1123385
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2700 Research Forest Drive, Suite 100 The Woodlands, Texas	77381
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 362-6800

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 16, 2008, Newpark Resources, Inc. (“Newpark”) announced the execution of two agreements regarding the sale of Newpark’s United States environmental service business. The agreements include (i) a Termination, Release and Transaction Fee Agreement (the “Termination Agreement”) dated as of April 10, 2008 among Newpark, Newpark Drilling Fluids LLC (“Newpark DFI”) and Newpark Texas, L.L.C. (“Newpark Texas,” and together with Newpark and Newpark DFI, the “Newpark Parties”) and Trinity Storage Services, L.P., Trinity TLM Acquisitions, LLC and Moss Bluff Property, L.P. (collectively, the “Trinity Parties”), and (ii) a Membership Interests Purchase Agreement (the “Purchase Agreement”) dated April 16, 2008 among the Newpark Parties and CCS Corporation (“CCS”) and CCS Energy Services, LLC (“Purchaser”).

A.	Termination Agreement.

As previously disclosed, the Newpark Parties, Trinity and Trinity TLM had entered into a Membership Interests Purchase Agreement (the “Trinity Purchase Agreement”) dated October 10, 2007 pursuant to which Trinity TLM would acquire Newpark’s United States environmental services business. Newpark previously agreed to a delay of the closing date to allow Trinity to arrange financing for the acquisition. On April 10, 2008, the Newpark Parties and the Trinity Parties entered into the Termination Agreement.

Under the Termination Agreement, each of the Newpark Parties and the Trinity Parties agreed to terminate the Trinity Purchase Agreement. The Trinity Parties released the Newpark Parties from claims arising under the Trinity Purchase Agreement, with exceptions for certain surviving provisions, with such release being conditioned upon the Newpark Parties’ material performance under the Termination Agreement. The Newpark Parties released the Trinity Parties from claims arising under the Trinity Purchase Agreement, with exceptions for certain surviving provisions, with such release being conditioned upon the Trinity Parties’ material performance under the Termination Agreement; provided, that Newpark did retain the right to seek recovery of the $1 million termination fee provided for in the Trinity Purchase Agreement in the event of a material breach by the Trinity Parties of their obligations under the Termination Agreement.

In the Termination Agreement, the Trinity Parties agreed to release each of CCS, Kinderhook Industries, LLC (“KH”) and their respective affiliates from any exclusivity and non-circumvention arrangements with the Trinity Parties thereby allowing each of CCS and KH, independently of the Trinity Parties, to negotiate and consummate an acquisition of Newpark’s United States environmental services business. The Trinity Parties further agreed to make available to CCS and KH the Trinity Parties’ due diligence materials relating to the proposed acquisition of Newpark’s United States environmental services business, including environmental reports previously obtained by the Trinity Parties.

The Termination Agreement provides that if Newpark completes a sale of its United States environmental services business to either CCS or KH on or before December 31, 2008, Newpark must pay to Trinity the following sums: (i) if the sale is completed with CCS — $2,500,000, and (ii) if the sale is completed with KH — $5,000,000. If CCS acquires all or substantially all of the business operations and assets of Trinity on or before December 31, 2008, the Trinity Parties must repay Newpark the amount of $2,500,000 from the proceeds to be received by Trinity from CCS.

The foregoing discussion of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Termination Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference.

B.	Purchase Agreement.

Pursuant to the terms and conditions of the Purchase Agreement, the Newpark Parties have agreed to sell Newpark’s United States environmental services business to CCS and the Purchaser. Newpark’s United States environmental services business provides environmental services in the oil and gas industry in the United States and Gulf of Mexico including the collection, processing and disposal of crude oil, petroleum products and other oilfield wastes, non-hazardous materials and NORM for generators in the United States including refiners, manufacturers, service companies and industrial municipalities. The United States environmental services business is comprised of the following entities within Newpark’s affiliated group: Newpark Environmental Services LLC; Newpark Environmental Management Company, L.L.C.; and Newpark Environmental Services Mississippi, L.P. The transaction is structured as a sale of the outstanding equity interests in the foregoing entities.

Under the terms of the Purchase Agreement, the cash consideration payable at closing is $85.0 million, subject to adjustment for working capital changes, items arising during CCS’ environmental due diligence and certain amounts related to any divestitures required by governmental agencies.

The Purchase Agreement contains negotiated representations, warranties and covenants by the Newpark Parties, CCS and Purchaser which are believed to be customary for transactions of this kind. The Purchase Agreement contains agreements relating to the operation of the business in the ordinary course pending the closing and other matters relating to the parties’ obligations prior to and after the closing. In this regard, Newpark agrees that it will not engage in a competitive business for a period of five years following the closing, with certain exceptions for Newpark’s remaining business activities.

The Purchase Agreement contains indemnification provisions which are believed to be customary for transactions of this type. Certain of the parties’ respective indemnity obligations only apply with respect to aggregate liabilities in excess of specified thresholds, are subject to caps and are only effective for specified periods of time.

The parties’ obligations to consummate the transaction are subject to customary conditions, including governmental regulatory approvals, the release of liens by Newpark’s lenders and the satisfactory completion by CCS of its due diligence. The Purchase Agreement includes a $5 million deposit by CCS and the Purchaser which will be forfeited to Newpark if the Purchase Agreement is terminated under certain circumstances.

A copy of Newpark’s press release announcing the execution of the Termination Agreement and the Purchase Agreement is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 1.02 Termination of a Material Definitive Agreement.

See the information contained in Item 1.01 of this Form 8-K under the header “A. Termination Agreement” for a discussion of the Termination, Release and Transaction Fee Agreement, which is incorporated in this Item 1.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Termination, Release and Transaction Fee Agreement dated April 10, 2008 among Newpark Resources, Inc., Newpark Drilling Fluids LLC, Newpark Texas, L.L.C., Trinity Storage Services, L.P., Trinity TLM Acquisitions, LLC and Moss Bluff Property, L.P.

99.1 Press Release dated April 16, 2008.         .

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPARK RESOURCES, INC.

Dated: April 16, 2008

By: /s/ James E. Braun
James E. Braun,
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Termination, Release and Transaction Fee Agreement dated April 10, 2008 among Newpark Resources, Inc., Newpark Drilling Fluids LLC, Newpark Texas, L.L.C., Trinity Storage Services, L.P., Trinity TLM Acquisitions, LLC and Moss Bluff Property, L.P
99.1	Press Release dated April 16, 2008.